    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 2000
                                                      REGISTRATION NO. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

                                   SWITZERLAND
         (State or Other Jurisdiction of Incorporation or Organization)

                                   98-0186363
                     (I.R.S. Employer Identification Number)

         BAHNHOFSTRASSE 45, ZURICH, SWITZERLAND, AND AESCHENVORSTADT 1,
                               BASEL, SWITZERLAND
                    (Address of Principal Executive Offices)

              UBS AG/PAINE WEBBER GROUP INC. REPLACEMENT STOCK PLAN
                            (Full Title of the Plan)

                           ROBERT C. DINERSTEIN, ESQ.
                                     UBS AG
                                 299 PARK AVENUE
                            NEW YORK, NEW YORK 10171
                                 (212) 821-3000
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
                              H. RODGIN COHEN, ESQ.
                            REBECCA J. SIMMONS, ESQ.
                               SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000

                         CALCULATION OF REGISTRATION FEE


                                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
  TITLE OF EACH CLASS OF                                OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED   AMOUNT TO BE REGISTERED        SHARE(1)             PRICE (1)          FEE (1)
ORDINARY SHARES PAR VALUE      6,365,890                Not Applicable       $855,893,910.50      $225,956
CHF 10

      (1) PURSUANT TO RULE 457(h)(1) AND 457(c) OF THE SECURITIES ACT OF 1933, AS AMENDED, THE PROPOSED MAXIMUM OFFERING PRICE AND THE AMOUNT OF THE REGISTRATION FEE HAVE BEEN COMPUTED ON THE BASIS OF A PRICE OF $134.45 PER UBS AG ORDINARY SHARE, THE AVERAGE OF THE HIGH AND LOW SALE PRICES PER UBS AG ORDINARY SHARE ON THE NEW YORK STOCK EXCHANGE COMPOSITE TAPE ON OCTOBER 27, 2000.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE


           As permitted by Rule 428 under the Securities Act of 1933, as amended, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement, as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by UBS AG (the "Company") are hereby incorporated by reference in this registration statement:

         The Company's Annual Report on Form 20-F for the year ended December 31, 1999, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), as amended or supplemented by the prospectus filed by the Company pursuant to Rule 424(b)(1) on October 3, 2000;

         The Company's reports on Form 6-K filed on May 25, 2000, July 12, 2000, July 17, 2000, July 26, 2000, October 2, 2000, October 11, 2000 October 24, 2000
and October 27, 2000 filed pursuant to the Exchange Act;

         The description of the Company's Ordinary Shares, par value CHF 10 per share, contained in the Company's registration statement on Form 20-F filed with the Commission on May 9, 2000, pursuant to the Exchange Act (Registration No. 00115026) including any amendments or reports filed for the purposes of updating such description; and

         All documents filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the filing date of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.         DESCRIPTION OF SECURITIES

                Not applicable.


ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL

                Not applicable.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Neither the UBS articles of association nor Swiss statutory law contain provisions regarding the indemnification of directors and officers.

         According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under the employment agreement, unless the losses and expenses arise from the employee's gross negligence or willful misconduct.

         UBS maintains directors' and officers' insurance for its directors and officers.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED

                Not applicable.

ITEM 8.         EXHIBITS

Exhibit
  No.           Description

4.1             Articles of Association of UBS AG.

4.2             Organization Regulations of UBS AG.

5 Opinion of Baer & Karrer, Swiss counsel of UBS AG, regarding validity of the securities of UBS AG being registered under this Registration Statement.

23.1            Consent of Ernst & Young Ltd.

23.2 Consent of Baer & Karrer (Included in Exhibit 5 to this registration statement).

24              Power of Attorney.

ITEM 9.         UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                      provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) of this Item 9 do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10 (a) (3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)
(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13, or Section 15 (d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

(5) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zurich, Switzerland, on November 3, 2000.

                           UBS AG


                           By: /s/ Luqman Arnold
                               -----------------------------------------
                           Name:  Luqman Arnold
                           Title: Chief Financial Officer


                           By: /s/ Robert B. Mills
                               -----------------------------------------
                           Name:  Robert B. Mills
                           Title: Managing Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the indicated capacities on November 3, 2000.

Name                                      Title
----                                      -----

by:            *                          President and Group
      ---------------------------         Chief Executive Officer
Name: Marcel Ospel                        (Principal Executive Officer)

by:            *                          Chief Financial Officer
      ---------------------------         (Principal Financial Officer)
Name: Luqman Arnold

by:            *                          Group Controller
      ---------------------------         and Member of Group Managing Board
Name: Hugo Schaub                         (Principal Accounting Officer)

by:            *                          Chairman of the Board of Directors
      ---------------------------
Name: Alex Krauer

by:            *                          Vice Chairman of the Board of Directors
      ---------------------------
Name: Alberto Togni

by:            *                          Vice Chairman of the Board of Directors
      ---------------------------
Name: Markus Kundig

Name                                      Title
----                                      -----

by:               *                       Member of the Board of Directors
      ---------------------------
Name: Peter Bockli

by:               *                       Member of the Board of Directors
      ---------------------------
Name: Eric Honegger

by:               *                       Member of the Board of Directors
      ---------------------------
Name: Rolf A. Meyer

by:               *                       Member of the Board of Directors
      ---------------------------
Name: Hans Peter Ming

by:                                       Member of the Board of Directors
      ---------------------------
Name: Andreas Reinhart


*  By Power of Attorney




  /s/ Luqman Arnold
  -----------------------------------------
  Luqman Arnold

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of UBS AG in the United States, in The City of New York, State of New York, on the 3rd of November, 2000.





                                        By: /s/ Robert B. Mills
                                            -----------------------
                                        Name:  Robert B. Mills
                                        Title: Managing Director

                                INDEX TO EXHIBITS

4.1            Articles of Association of UBS AG.

4.2            Organization Regulations of UBS AG.

5 Opinion of Baer & Karrer, Swiss counsel of UBS AG, regarding validity of the securities of UBS AG being registered under this Registration Statement.

23.1           Consent of Ernst & Young Ltd.

23.2 Consent of Baer & Karrer (Included in Exhibit 5 to this registration statement).

24             Power of Attorney.